Exhibit 99.2

Immunome Antibody Cocktail (IMM-BCP-01) Neutralizes the

SARS-CoV-2 Delta Variant in Pre-clinical Testing

-     IMM-BCP-01 already shown to neutralize all other CDC variants of concern in pre-clinical testing

-     IND submission planned for this quarter

Exton, PA – July 19, 2021 – Immunome, Inc. (Nasdaq: IMNM), a biopharmaceutical company that utilizes its human memory B cell platform to discover and develop first-in-class antibody therapeutics, announced today that its three-antibody cocktail (IMM-BCP-01) has demonstrated potent neutralizing activity against the SARS-CoV-2 Delta variant in pre-clinical pseudovirus testing. Furthermore, IMM-BCP-01 showed in-vitro activity via non-neutralizing mechanisms, such as complement fixation, which Immunome expects will enable viral clearance.

“IMM-BCP-01’s ability to maintain neutralizing activity against emerging SARS-CoV-2 variants, including the Delta variant, potentially positions our drug candidate as a long-term solution to the changing threat posed by COVID-19. We believe our lead candidate’s mechanism of action, targeting at least three non-overlapping epitopes - informed by authentic human immune response - provides a robust defense against future mutational drift,” said Purnanand Sarma, PhD, President & CEO of Immunome. “Currently, the delta variant accounts for a majority of coronavirus cases in the United States.”

Immunome was awarded a $17.6 million technology award from the U.S. Department of Defense's Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (JPEO-CBRND), in collaboration with the Defense Health Agency, to support Immunome’s COVID program.

Given the near-term potential for a resurgence of COVID-19 infections driven by emerging variants, Immunome intends to explore opportunities to expedite the development of this potential therapeutic. The Company plans to submit an IND application with the U.S. Food and Drug Administration (FDA) this quarter.

About Immunome

Immunome is a biopharmaceutical company that utilizes its proprietary human memory B cell platform to discover and develop first-in-class antibody therapeutics that are designed to change the way diseases are treated. The company’s initial focus is on developing therapeutics to treat oncology and infectious diseases, including COVID-19. Immunome’s proprietary discovery engine identifies novel therapeutic antibodies and their targets by leveraging the highly educated components of the immune system, memory B cells, from patients whose bodies have learned to fight off their disease. For more information, please visit www.immunome.com.

Forward-Looking Statements

This press release includes certain disclosures that contain “forward-looking statements” intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, express or implied statements regarding Immunome’s beliefs and expectations regarding the advancement of its COVID-19 therapeutic antibody programs, execution of its regulatory, clinical and strategic plans, anticipated upcoming milestones for IMM-BCP-01, including expectations regarding therapeutic potential and benefits thereof, and IND submission. Forward-looking statements may be identified by the words “anticipate,” believe,” “estimate,” “expect,” “intend,” “plan,” “project,” “may,” “will,” “could,” “should,” “seek,” “potential” and similar expressions. Forward-looking statements are based on Immunome’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Factors that could cause actual results to differ include, but are not limited to, those risks and uncertainties associated with: the impact of the COVID-19 pandemic on Immunome’s business, operations, strategy, goals and anticipated milestones; Immunome’s ability to execute on its strategy including with respect to the timing of its R&D efforts, IND filings, initiation of clinical studies and other anticipated milestones; Immunome’s IND submission and other regulatory filings, timing of these filings and governmental authority feedback regarding the same; the timing and effectiveness of any antibody therapeutics which may be developed by Immunome; Immunome’s ability to fund operations; and the additional risks and uncertainties set forth more fully under the caption “Risk Factors” in Immunome’s Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (SEC) on March 25, 2021, and elsewhere in Immunome’s filings and reports with the SEC. Forward-looking statements contained in this announcement are made as of this date, and Immunome undertakes no duty to publicly update or revise any forward looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable law.

Immunome Contact

Corleen Roche

Chief Financial Officer

Immunome, Inc.

investors@immunome.com

Investor Contact

Laurence Watts

Managing Director

Gilmartin, LLC

laurence@gilmartinir.com

Immunome Media Contact

Megan McGrath or Nick Chang

MacDougall

781-235-3060

mmcgrath@macbiocom.com or nchang@macbiocom.com